SCHEDULE 14C INFORMATION

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                      Exchange Act of 1934

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      Statement


                           AIR T, INC.
          (Name of Registrant As Specified In Charter)

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                                                 PRELIMINARY COPY
                           AIR T, INC.

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD AUGUST 22, 2001

To Our Stockholders:

     The annual meeting of stockholders of Air T, Inc. (the "Company") will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Wednesday, August 22, 2001 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

1.To elect ten directors to serve until their successors are duly elected and qualified;

2.To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the current fiscal year;

3.To approve an amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of preferred stock to 50,000; and

4.To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Only stockholders of record as of the close of business on July 2, 2001 are entitled to notice of and to vote at the annual meeting and adjournments thereof.

     Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The annual report of the Company also accompanies this notice.

                              By Order of the Board of Directors

                              /s/ John J. Gioffre
                              John J. Gioffre
                              Secretary

July 18, 2001




















                   [Intentionally left blank.]
                          Air T, Inc.
                        3524 Airport Road
                  Maiden, North Carolina 28650
                    Telephone (704) 377-2109

                      INFORMATION STATEMENT

     This information statement is furnished to the stockholders of Air T, Inc. (hereinafter sometimes referred to as the "Company") by the Board of Directors in connection with the annual meeting of stockholders of the Company to be held on Wednesday, August 22, 2001 at 10:00 a.m. at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. Action will be taken at the annual meeting for the election of directors, the ratification of the appointment of independent auditors, approval of an amendment to the Company's certificate of incorporation to reduce the number of authorized shares of preferred stock, and any other business that properly comes before the meeting. As provided in the Company's bylaws, up to ten directors may be elected.

     Because of the expense involved in collecting proxies, the Company is not soliciting proxies. Accordingly, to vote on matters that will be considered at the Annual Meeting you must either attend the meeting or deliver a valid proxy to a person who attends the meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement is being mailed to stockholders on or about July 18, 2001. The Company's 2001 Annual Report to
Stockholders accompanies this information statement.

                        VOTING SECURITIES

     Only stockholders of record at the close of business on July 2, 2001 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the stockholders meeting is 2,705,153. The presence of a majority of the outstanding shares of the Company's Common Stock, par value $.25 per share (the "Common Stock"), represented in person or by proxy at the meeting will constitute a quorum. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The ratification of independent auditors and any other business coming before the meeting requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters. The approval of the amendment to the Company's Certificate of Incorporation to reduce the number of authorized shares of preferred stock requires the affirmative vote of a majority of the shares of Common Stock outstanding. Accordingly, an abstention and a broker non-vote will have the same effect as a negative vote on this matter.

                    CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company as of June 1, 2001 by each person that beneficially owns five percent or more of the shares of Common Stock. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                            Amount of
 Title of                                   Beneficial
    Class         Name and Address of        Ownership    Percent
                  Beneficial Owner         as of June 1,    Of
                                               2001        Class

Common      Walter Clark and Caroline     1,342,416(1)     48.7%
Stock, par  Clark, Executors(1)
value $.25  P.O. Box 488
per share   Denver, North Carolina 28650

            William H. Simpson              270,580(2)     10.0%
            P.O. Box 488
            Denver, North Carolina 28650


_____________________________

(1) Includes 1,279,272 shares controlled by such individuals as the executors of the estate of David Clark, 10,922 shares owned by Walter Clark, 50,000 shares purchasable by Walter Clark under options awarded by the Company and 2,222 shares owned by Caroline Clark.

(2)  Includes 1,200 shares held jointly with J. Hugh Bingham  and
     9,000 shares under options granted by the Company.

                      ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified. All of the incumbent directors were elected by the stockholders at the last annual meeting. As provided in the Company's bylaws, up to ten directors may be elected.

                DIRECTORS AND EXECUTIVE OFFICERS

     J. Hugh Bingham, age 55, has served as President and Chief Operating Officer of the Company since April 1997, as Senior Vice President of the Company from June 1990 until April 1997, as Executive Vice President from June 1983 to June 1990, and as a director since March 1987. Mr. Bingham also serves as Chief Executive Officer and a director of MAC, as Chief Executive Officer of MAS and as an Executive Vice President and director of CSA.

     Walter Clark, age 44, has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997. Mr. Clark also serves as a director of MAC and CSA. Mr. Clark was elected a director of the Company in April 1996. Mr. Clark was self-employed in the real estate development business from 1985 until April 1997.

     John J. Gioffre, age 57, has served as Vice President-Finance and Chief Financial Officer of the Company since April 1984 and as Secretary/Treasurer of the Company since June 1983. He has served as a director of the Company since March 1987. Mr. Gioffre also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA and as Vice President-Finance, Treasurer and Secretary of MAS.

     J. Leonard Martin, age 64, was elected a director in August 1994 and joined the Company as a Vice President in April 1997. From June 1995 until April 1997, Mr. Martin was an independent aviation consultant. From April 1994 to June 1995, Mr. Martin has served as Chief Operating Officer of Musgrave Machine & Tool, Inc., a machining company. From January 1989 to April 1994, Mr. Martin served as a consultant to the North Carolina Air Cargo Authority in connection with the establishment of the Global TransPark air cargo facility in Kinston, North Carolina. From 1955 through 1988, Mr. Martin was employed by Piedmont Airlines (a commercial passenger airline) in various capacities, ultimately serving as Senior Vice President-Passenger Services.

     William H. Simpson, age 53, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985. Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and Executive Vice President of MAS.

     Menda J. Street, age 49, has served as Vice President of MAC since 1984, and in various other capacities at MAC since 1979.

     Claude S. Abernethy, Jr., age 74, was elected as director of the Company in June 1990. For the past five years, Mr. Abernethy has served as a Senior Vice President of IJL Wachovia Securities, a securities brokerage and investment banking firm, and its predecessor. Mr. Abernethy is also a director of Carolina Mills, Inc. and Ridgeview Incorporated.

     Sam Chesnutt, age 67, was elected a director of the Company in August 1994. Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm. From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.

     Allison T. Clark, age 45, has served as a director of the Company since May 1997. Mr. Clark has been self-employed in the real estate development business since 1987.

     Herman A. Moore, age 71, was elected a director of the Company in June 1998. Mr. Moore is the president of Herman A.
Moore & Assoc., Inc., a real estate development company.

     George C. Prill, age 78, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984. Mr. Prill has served as an Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry, since November 1992 and was retired from 1990 until that time. From 1979 to 1990, Mr. Prill served as President of George C. Prill & Associates, Inc., of Charlottesville, Virginia, which performed consulting services for the aerospace and airline industry. Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

     The officers of the Company and its subsidiaries each serve at the pleasure of the Board of Directors. Allison Clark and Walter Clark are brothers.

     Each director receives a director's fee of $500 per month and an attendance fee of $500 is paid to outside directors for each meeting of the board of directors or a committee thereof. Pursuant to the Company's 1998 Omnibus Securities Award Plan (the "Plan") each director who is not an employee of the Company received an option to purchase 1,000 shares of Common Stock at an exercise price of $6.375 per share (the closing bid price per share on the date of stockholder approval of the Plan.) The Plan provides for a similar option award to any director first elected to the board after the date the stockholders approved the Plan. Such options expire ten years after the date they were granted.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee consists of Messrs. Abernethy, Chesnutt and Moore each of whom is not an employee of the Company. The Audit Committee met five times during the fiscal year. On May 18, 2000, the Board of Directors adopted a charter for the Audit Committee, a copy of which is included in this Information Statement as Appendix A. The Charter was re-approved by the Board of Directors on June 20, 2001. The principal functions of the Audit Committee, included in the charter, are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year, to review the scope, fees and results of the audit performed by the independent auditors and to review the adequacy of the Company's system of internal accounting controls and the scope and results of internal auditing procedures, to meet at least quarterly to review the Company's financial results with management and the independent auditors prior to the release of quarterly financial information, and to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders. A copy of the Audit Committee's report for the fiscal year ended March 31, 2001 is included in this Information Statement. On June 6, 2000, the Company certified to Nasdaq the Company's compliance with Nasdaq's new audit committee charter requirements and compliance with the new audit committee structure and composition requirements.

     The Compensation Committee consists of Messrs. Abernethy, Chesnutt and Prill, all of whom are non-employee directors. The functions of the Compensation Committee include establishing policies for the compensation of the Company's executive officers and determining the types and amounts of remuneration to be paid to the Company's executive officers. The Compensation Committee did not meet during the fiscal year.

     During the fiscal year ended March 31, 2001, the Board of Directors met four times. Each of the directors attended at least 75 percent of the total of the meetings of the Board of Directors and committees thereof on which such director served during such period.

     The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors and executive officers of the Company as a group as of June 1, 2001. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

     SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                  Shares and Percent of
                                                Common Stock Beneficially
                                                 Owned as of June 1, 2001

     Name              Position with Company    No. of Shares    Percent

J. Hugh Bingham          President, Chief        125,680(1)(2)     4.6%
                         Operating Officer,
                         Director

Walter Clark             Chairman of the       1,340,194(3)       48.6%
                         Board of Directors
                         and Chief Executive
                         Officer

John J. Gioffre          Vice President-          63,580(4)        2.3%
                         Finance, Chief
                         Financial Officer,
                         Secretary and
                         Treasurer, Director

J. Leonard Martin        Vice President,           6,100(5)          *
                         Director

William H. Simpson       Executive Vice          270,580(1)(6)    10.0%
                         President, Director

Claude S. Abernethy, Jr. Director                 44,011(7)(8)     1.6%


Sam Chesnutt             Director                 12,100(7)          *

Allison T. Clark         Director                  3,222(7)          *


Herman A. Moore          Director                 31,000(7)        1.1%

George C. Prill          Director                 46,966(7)        1.7%

All directors            N/A                   1,963,233(9)       70.3%
and executive
officers as a
group (11
persons)
__________________________________________

*    Less than one percent.
(1) Includes 1,200 shares jointly held by Messrs. Simpson and Bingham.
(2) Includes 6,000 shares under options granted by the Company to Mr. Bingham.
(3) Includes 1,279,272 shares held by the estate of David Clark, of which Mr. Walter Clark is a co-executor and 50,000 shares under options granted by the Company to Mr. Walter Clark.
(4) Includes 6,000 shares under options granted by the Company to Mr. Gioffre.
(5) Such 100 shares are held by Mr. Martin's spouse of which shares Mr. Martin disclaims beneficial ownership and 6,000 shares under options granted by the Company to Mr. Martin.
(6) Includes 9,000 shares under options granted by the Company to Mr. Simpson.
(7)  Includes 1,000 shares under options granted by the Company.
(8) Includes 20,400 shares held by the Estate of Raenelle B. Abernethy, of which Mr. Abernethy is the executor.
(9) Includes an aggregate of 88,000 shares of Common Stock members of such group have the right to acquire within 60 days.

                     EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid during each of the three most recent fiscal years to the Company's Chief Executive Officer and to the four other executive officers on March 31, 2001 with total compensation of $100,000 or more.

                   SUMMARY COMPENSATION TABLE

                                  Annual                          Long-term
                               Compensation                      Compensation
                                                               Awards/Securities
Name and Principal Position  Year   Salary ($)(1)    Bonus (1)    Underlying
                                                                  Options (#)

Walter Clark                 2001    125,732          46,900             -
Chief Executive Officer      2000    126,035          15,080          50,000
                             1999    132,527          20,900             -

J. Hugh Bingham              2001    193,004          46,900             -
President                    2000    196,032          15,080             -
                             1999    203,774          20,900           9,000

John J. Gioffre              2001    121,788          35,175             -
Vice President               2000    121,948          11,311             -
                             1999    128,297          15,675           9,000

J. Leonard Martin            2001    122,673          24,880             -
Vice President               2000    122,205           6,880             -
                             1999    129,955           4,000           9,000

William H. Simpson           2001    194,803          46,900             -
Executive Vice  Presdient    2000    195,169          15,080           9,000
                             1999    204,008          20,900             -
___________________________

(1) Includes perquisites in aggregate amount no greater than ten percent of the officer's base salary plus bonus.

     The following table sets forth, for each of the executive officers listed in the Summary Compensation Table who exercised options to purchase shares of Common Stock during the most recent fiscal year, the number of shares purchased and the value realized upon exercise, which is determined based on the aggregate fair market value of the shares at the time of the exercise minus the aggregate exercise price. The table also sets forth the number of shares of Common Stock underlying unexercised options at March 31, 2001 held by each of the executive officers listed in the Summary Compensation Table. The table also includes the value of such options at March 31, 2001 based upon the closing bid price of the Company's Common Stock in the over-the-counter market on that date ($4.00 per share) and the exercise price of the options.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES




                                         Number of             Value of
                                         Securities            Unexercised
                   Shares               Underlying            In-the-Money
                  Acquired    Value     Unexercised              Options
                     On     Realized Options at FY-End (#)     at FY-End ($)
Name              Exercise #   ($)   Exercisable  Unexer-               Unexer-
                                                  cisable  Exercisable  cisable

Walter Clark          -         -       50,000       -        40,500       -

J. Hugh Bingham     6,000    11,630      6,000     3,000       7,500     3,750

John J. Gioffre     4,000     7,750      6,000     3,000       7,500     3,750

J. Leonard Martin     -         -        6,000     3,000       7,500     3,750

William H. Simpson 16,000    35,500     17,000       -        13,770       -



                      EMPLOYMENT AGREEMENTS

     Effective January 1, 1996, the Company and each of its subsidiaries entered into employment agreements with J. Hugh Bingham, John J. Gioffre and William H. Simpson, each of substantially similar form. Each of such employment agreements provides for an annual base salary ($130,000, $103,443 and $165,537 for Messrs. Bingham, Gioffre and Simpson, respectively) which may be increased upon annual review by the Compensation Committee of the Company's Board of Directors. In addition, each such agreement provides for the payment of annual incentive bonus compensation equal to a percentage (2.0%, 1.5% and 2.0% for Messrs. Bingham, Gioffre and Simpson, respectively) of the Company's consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of such bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission.

     The initial term of each such employment agreement expired on March 31, 1999, and the term is automatically extended for additional one-year terms unless either such executive officer or the Company's Board of Directors gives notice to terminate automatic extensions which must be given by December 1 of each year (commencing with December 1, 1996).

     Each such agreement provides that upon the executive officer's retirement, he shall be entitled to receive an annual benefit equal $75,000 ($60,000 for Mr. Gioffre), reduced by three percent for each full year that the termination of his employment precedes the date he reaches age 65. The retirement benefits under such agreements may be paid at the executive officer's election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain. In addition, such executive officer may elect to receive the entire retirement benefit in a lump sum payment equal to the present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

     Retirement benefits shall be paid commencing on such executive officer's 65th birthday, provided that such executive officer may elect to receive benefits on the later of his 62nd birthday, in which case benefits will be reduced as described above, or the date on which his employment terminates, provided that notice of his termination of employment is given at least one year prior to the termination of employment. Any retirement benefits due under the employment agreement shall be offset by any other retirement benefits that such executive officer receives under any plan maintained by the Company. In the event such executive officer becomes totally disabled prior to retirement, he will be entitled to receive retirement benefits calculated as described above.

     In the event of such executive officer's death before retirement, the agreement provides that the Company shall be required to pay an annual death benefit to such officer's estate equal to the single life annuity benefit such executive officer would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; provided that such amount would be reduced by five percent for each year such executive officer's death occurs prior to age 65, but in no event more than 50 percent.

     Each of the employment agreements provides that if the Company terminates such executive officer's employment other than for "cause" (as defined in the agreement), such executive officer be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if such executive officer continued employment through the date of the expiration of the agreement(assuming for such purposes that the amount of incentive bonus compensation would be the same in each of the years remaining under the agreement as was paid for the most recent year prior to termination of employment). Each of the agreements further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.

                      CERTAIN TRANSACTIONS

     The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. ("Airport Associates"), a corporation whose stock is owned by J. Hugh Bingham, William H. Simpson, John
J. Gioffre, the estate of David Clark and three unaffiliated third parties. Walter Clark and Allison Clark are beneficiaries of the estate of David Clark, and Walter Clark is a co-executor of the estate. On May 31, 2001, the Company renewed its lease for this facility, scheduled to expire on that date, for an additional five-year term, and adjusted the rent to account for increases in the consumer price index. Upon the renewal, the monthly rental payment was increased from $8,073 to $9,147. The Company paid aggregate rental payments of $96,876 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 2001. The Company believes that the terms of such lease are no less favorable to the Company than would be available from an independent third party.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the compensation paid to the Company's executive officers, including the individuals named in the Summary
Compensation Table. Although the Compensation Committee did not hold a formal meeting during the fiscal year, its members communicated informally during the course of the fiscal year.

Policies

     The Compensation Committee seeks to establish compensation policies that provide appropriate rewards to the Company's executive officers commensurate with their service with the Company and to provide incentives for superior performance. Executive compensation is comprised of three components: base salary, annual cash bonuses and stock option awards. In setting an executive officer's base salary, the Compensation Committee engages in a subjective evaluation, examining the officer's level of responsibility in the Company and previous base compensation, the officer's performance over both the short and longer terms, the Company's performance over those periods and the length of the officer's service with the Company, assigning no particular weight to any of these factors. The Company has entered into employment agreements with certain of its executive officers establishing a minimum base annual salary and providing for an annual cash bonus equal to an established percentage of the Company's earnings before income taxes and extraordinary items. Accordingly, the Committee believes that a substantial portion of compensation of executive officers will be tied directly to the Company's overall financial performance.

     In addition, during the fiscal year ended March 31, 1999, the Company awarded executive officers and other employees bonuses under the Company's 1998 Omnibus Securities Award Plan. Because the Company has not awarded stock options to its employees in the several years, and then awarded options only to executive officers, option awards were fairly uniformly distributed among the key employees of the Company, with each executive officer (other than the Chief Executive Officer and the Executive Vice President) receiving 9,000 options. In the 2000 fiscal year, the Company awarded 9,000 options to the Executive Vice President and 50,000 options to the Chief Executive Officer. These options expire five and ten years, respectively, after they were awarded. The options awarded to the Chief Executive Officer were fully exercisable on the date of grant, while the options awarded to the Executive Vice President became exercisable on the date of grant with respect to one half of the shares, and will become exercisable with respect to the remaining half one year after the date of grant. The Compensation Committee believes that options are performance-based compensation and serve as an incentive to management to remain with the Company. No options were awarded to executive officers in the most recent fiscal year. Stock options and other equity-based performance compensation may be awarded in the future.

Compensation of Chief Executive Officer

     The Committee established Mr. Walter Clark's annual salary at $120,000 in January 1998 and has not adjusted his salary since that time. In setting Mr. Walter Clark's salary, the Committee deferred in part to Mr. Walter Clark's request that his compensation be kept relatively low. In determining salary and bonus for Mr. Walter Clark, the Committee has used its subjective evaluation of Mr. Walter Clark's performance and responsibilities, the Company's overall performance and his request that his compensation be relatively low. The Committee believes that the scope and his performance of his responsibilities, would justify a higher level of salary and bonus compensation to Mr. Walter Clark. As noted above, in the 2000 fiscal year, the Company awarded 50,000 options to Mr. Walter Clark which vested immediately and are exercisable for a period of ten years. No options were awarded in the most recent fiscal year to Mr. Clark or any other executive officer in light of awards that had been made in prior years.

      Compensation Committee

     Claude S. Abernethy, Jr.    Sam Chesnutt   George C. Prill

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following graph compares the Company's cumulative total shareholder return at the end of the five most recent fiscal years, assuming an investment on March 31, 1996 of $100 in Common Stock and reinvestment of all dividends in Common Stock, along with the cumulative total returns determined on the same basis of a broad-based equity market index -- The Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) -- and a peer index - the CRSP Nasdaq Trucking & Transportation Index. pictureId131072pictureActive0fLine0





                                                 March 31,
                                  1996  1997   1998  1999  2000   2001


   Company                         100    83     335   91    89     111
   Nasdaq                          100   111     167  221   414     165
   Nasdaq Trucking Transportation  100    99     146  115   129      99



     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2001 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements.

              RATIFICATION OF INDEPENDENT AUDITORS
      The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending March 31, 2002. This firm has served as the independent auditors for the Company since 1983. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Report of the Audit Committee

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.
Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements as of and for the year ended March 31, 2001. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

      Audit Committee

     Claude S. Abernethy, Jr.   Sam Chesnutt   Herman A. Moore

Audit Fees

     Aggregate fees estimated to be billed by Deloitte & Touche LLP for its audit of the Company's annual financial statements and the review of quarterly financial statements for fiscal year 2001 are $125,000, of which $30,000 were billed during the fiscal year.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP did not render any services related to financial information systems design and implementation for the fiscal year ended March 31, 2001.

All Other Fees

     Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the fiscal year ended March 31, 2001 were $57,000.

               APPROVAL OF AMENDMENT TO COMPANY'S
  CERTIFICATE OF INCORPORATION TO REDUCED AUTHORIZED PREFERRED
                             SHARES

     On June 20, 2001, the Board of Directors adopted a resolution to amend the Company's Certificate of Incorporation to reduce the number of authorized shares of preferred stock to 50,000. Currently, the Company's Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, which may be issued in one or more series having rights and preferences as may be designated by the Board of Directors before the shares are issued. No shares of preferred stock are outstanding and the Board of Directors has no current plans to authorize the issuance of any shares of preferred stock.

     The Board of Directors recommends amending the Certificate of Incorporation to reduce the number of authorized shares of preferred stock because it believes this action with lower the Company's annual franchise taxes. The Company pays franchise taxes to the State of Delaware based on the number of shares of capital stock that are authorized by its Certificate of Incorporation. The Board of Directors estimates that by reducing the number of authorized shares of preferred stock to 50,000 the Company will save at least $20,000 annually in franchise taxes.

     The Board of Directors believes it is advisable for the Certificate of Incorporation to authorize some number of preferred stock to provide the Company with flexibility in issuing new classes of equity securities. Under Delaware law, the Company's franchise taxes would be the same if the number of authorized shares of preferred stock is set at any number between 1 and 50,000, but franchise taxes would increase above that amount if the number of authorized shares is greater than 50,000.

     Accordingly, the Board of Directors recommends that the stockholders approve the following resolution:

     "RESOLVED, that the Certificate of Incorporation of Air T, Inc. be amended to reduce the number of authorized shares of preferred stock to 50,000 and that Paragraph 4(b) of Article Fourth of the Certificate of Incorporation be amended to read, as amended:

     `(b) The total number of shares of preferred stock that the corporation shall have authority to issue is fifty thousand (50,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Fifty Thousand
     Dollars ($50,000), and the rights (including voting powers, if any), preferences, qualifications, series limitations and restrictions shall be as are provided for in a resolution or resolutions of the board of directors authorizing such issue.'"

Approval of this amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

                     ADDITIONAL INFORMATION

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: MR. JOHN J. GIOFFRE, SECRETARY.

                          OTHER MATTERS

     The Board of Directors knows of no other matters that may be presented at the meeting.

                                                       Appendix A


                           Air T, Inc.
                     Audit Committee Charter

     There shall be a committee of the Board of Directors to be known as the Audit Committee.

Role and independence

     The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed, updated and approved annually by the Board of Directors.

Responsibilities

     The audit committee's primary responsibilities include:

         Primary input into the recommendation to the board for the selection and retention of the independent accountant that audits the financial statements of the corporation. In so doing, the committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountant full access to the committee (and the board) to report on any and all appropriate matters.

         Provision of guidance and oversight to the internal audit function of the corporation including review of the organization, plans and results of such activity.

         Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate. Annually, after satisfactory review by the committee, the company's audited financial statements included in the annual report on Form 10-K will be approved by the board of directors for filing with the Securities and Exchange Commission.

         Discussion with management and the auditors of the quality and adequacy of the company's internal controls.

         Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

         Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusions) suitable for submission to the shareholders.













                           AIR T, INC.




            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD AUGUST 22, 2001
                               AND
                      INFORMATION STATEMENT












                          JULY 18, 2001